NEVADA COPPER CORP.

305 – 675 W. Hastings Street

Vancouver, B.C. V6B 1N2

INFORMATION CIRCULAR
as at October 10, 2007

This Information Circular is furnished in connection with the solicitation of proxies by the management of Nevada Copper Corp. (the “Corporation”) for use at the annual and special meeting (the “Meeting”) of its shareholders to be held on November 16, 2007 at the time and place and for the purposes set forth in the accompanying notice of the Meeting.

In this Information Circular, references to “the Corporation”, “we” and “our” refer to Nevada Copper Corp. “Common Shares” means common shares in the capital of the Corporation. “Beneficial Shareholders” means shareholders who do not hold Common Shares in their own name and “intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation. The Corporation will bear all costs of this solicitation. We have arranged for intermediaries to forward the Meeting materials to beneficial owners of the Common Shares held of record by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are officers and/or directors of the Corporation. IF YOU ARE A SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, YOU HAVE THE RIGHT TO APPOINT A PERSON OR CORPORATION OTHER THAN EITHER OF THE PERSONS DESIGNATED IN THE PROXY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT FOR YOU AND ON YOUR BEHALF AT THE MEETING. YOU MAY DO SO EITHER BY INSERTING THE NAME OF THAT OTHER PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY OR BY COMPLETING AND DELIVERING ANOTHER SUITABLE FORM OF PROXY.

The only methods by which you may appoint a person as proxyholder are submitting a Proxy by mail, hand delivery, fax, internet or telephone.

Voting by Proxyholder and Exercise of Discretion

The persons named in the Proxy will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

(b)

any amendment to or variation of any matter identified therein, and

(c)

any other matter that properly comes before the Meeting.

At the date of this Information Circular, management of the Corporation is not aware of any such amendments or variations, or any other matters that will be presented at the Meeting other than those referred to in the accompanying Notice of Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter.

Registered Shareholders

If you are a registered shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person. If you submit a Proxy, you must complete, date and sign the Proxy, and then return it to the Corporation’s transfer agent, Pacific Corporate Trust Company by fax at 604-689-8144, or by internet voting, or by telephone voting, or by mail or by hand delivery to 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or any adjournment thereof at which the Proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Corporation as the registered holders of Common Shares).

If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker. In the United States, the vast majority of such Common Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Corporation (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

If you are a Beneficial Shareholder:

You should carefully follow the instructions of your broker or intermediary in order to ensure that your Common Shares are voted at the Meeting.

The form of proxy supplied to you by your broker will be similar to the Proxy provided to registered shareholders by the Corporation. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions Inc. (“Broadridge”) (formerly “ADP Investor Communication Services”) in the United States and in Canada. Broadridge mails a voting instruction form in lieu of a Proxy provided by the Corporation. The voting instruction form will name the same persons as the Corporation’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial or Registered Shareholder of the Corporation), other than the persons designated in the voting instruction form, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form. The completed voting instruction form must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a voting instruction form from Broadridge, you cannot use it to vote Common Shares directly at the Meeting - the voting instruction form must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Common Shares in that capacity. If you wish to attend at the Meeting and indirectly vote your Common Shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your Common Shares.

This information circular and related material is being sent to both registered and non-registered owners of the securities of the Corporation. If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)

executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Pacific Corporate Trust Company or at the address of the office of the Corporation at Suite 305, 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)

personally attending the Meeting and voting the registered shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Corporation, or any person who has held such a position since the beginning of the last completed financial year end of the Corporation, nor any nominee for election as a director of the Corporation, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than as set out herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The board of directors (the “Board”) of the Corporation has fixed October 10, 2007 as the record date (the “Record Date”) for determination of persons entitled to receive notice of the Meeting. Only shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.

As of October 10, 2007, there were 36,147,160 Common Shares without par value issued and outstanding, each carrying the right to one vote. No group of shareholders has the right to elect a specified number of directors, nor are there cumulative or similar voting rights attached to the Common Shares.

To the knowledge of the directors and executive officers of the Corporation, the only persons or corporations that beneficially owned, directly or indirectly, or exercised control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation as at October 10, 2007 are:

Shareholder Name	Number of Common Shares Held(1)	Percentage of Issued Common Shares
Giulio Bonifacio	5,950,000	16.5%
Brian Kirwin	4,756,500	13.1%
Joe Kircher	3,892,000	10.8%

Notes:

(1)

The above information was supplied to the Corporation by the shareholders and from the insider reports available at

www.sedi.ca.

PRESENTATION OF FINANCIAL STATEMENTS

The audited financial statements of the Corporation for the fiscal year ended June 30, 2007, together with the report of the auditors thereon, will be placed before the Meeting. A copy of the Corporation’s Annual Report may be obtained by a Shareholder upon request without charge from the Corporation at Suite 305, 675 W. Hastings Street, Vancouver, British Columbia, V6B 1N2. These documents are also available through the Internet on SEDAR, which can be accessed at www.sedar.com.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. If there are more nominees for election as directors or appointment of the Corporation’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

ELECTION OF DIRECTORS

The size of the Board of the Corporation is currently determined at six (6). The board proposes that the number of directors remain at six (6). Shareholders will therefore be asked to approve an ordinary resolution that the number of directors elected be fixed at six (6).

The term of office of each of the current directors will end at the conclusion of the Meeting. Unless the director’s office is earlier vacated in accordance with the provisions of the Business Corporations Act (British Columbia), each director elected will hold office until the conclusion of the next annual general meeting of the Corporation, or if no director is then elected, until a successor is elected.

The following table sets out the names of management’s nominees for election as directors, all major offices and positions with the Corporation and any of its significant affiliates each now holds, each nominee’s principal occupation, business or employment for the five preceding years for new director nominees, the period of time during which each has been a director of the Corporation and the number of Common Shares of the Corporation beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at October 10, 2007.

Name, Current Position with the Corporation, Province or State and Country of Residence	Principal Occupation and, if not at Present an Elected Director, Occupation during the Past Five Years(1)	Period as a Director of the Corporation	Common Shares Beneficially Owned or Controlled(1)
Giulio T. Bonifacio (7) President, CEO, and Director British Columbia, Canada	President and CEO of Nevada Copper Corp.; Director and Chief Financial Officer American Bonanza Gold Corp.	Since August 15, 2006	5,950,000(4)
Joe Kircher(7) Vice President, COO and Director Nevada, United States	Vice President, COO and Director of Nevada Copper Corp.	Since August 15, 2006	3,892,000(5)
Brian P. Kirwin, (2) (7) Non Executive Chairman and Director Nevada, United States	President and CEO of American Bonanza Gold Corp.	Since August 15, 2006	4,756,500(3)
Foster Wilson(2) Director Nevada, United States	President and CEO of Mesa Uranium Corp.	Since August 15, 2006	1,681,300(6)
Joseph Giuffre Director British Columbia, Canada	Partner, Axium Law Corporation	Since November 3, 2006	50,000
Damien Reynolds(2) Director British Columbia, Canada	Chairman, CEO and Director of Longview Capital Partners Incorporated since August 2005; Executive Chairman of Tournigan Gold Corporation from September 2005 to October 2006 and President of Tournigan Gold Corporation from September 1999 to September 2005.	Since December 20, 2006	695,900

Notes:

(1)

The information as to principal occupation, business or employment and Common Shares beneficially owned or controlled is not within the knowledge of the management of the Corporation and has been furnished by the respective nominees. Each nominee has held the same or a similar principal occupation with the organization indicated or a predecessor thereof for the last five years.

(2)

Member of Audit Committee

(3)

1,746,500 Common Shares are subject to escrow restrictions in accordance with NP 46-201.

(4)

1,428,250 Common Shares are subject to escrow restrictions in accordance with NP 46-201.

(5)

1,034,250 Common Shares are subject to escrow restrictions in accordance with NP 46-201.

(6)

545,200 Common Shares are subject to escrow restrictions in accordance with NP 46-201.

(7)

This director beneficially owns, directly or indirectly, or exercises control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation as at October 10, 2007. See “Voting Securities and Principal Holders of Voting Securities” for further details.

Corporate Cease Trade Orders or Bankruptcies

Except as disclosed in this Information Circular and below, none of the persons proposed as directors of the Corporation:

a)

is, at the date of this Information Circular, or has been, within 10 years before the date of this Information Circular, a director or executive officer of any company that, while that person was acting in that capacity:

(i)

was the subject of a cease trade or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days,

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days, or

(iii)

or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or

b)

has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such person.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

In this section “Named Executive Officer” means the Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of the Corporation at the end of the most recently completed financial year end.

Mr. Giulio Bonifacio, President and Chief Executive Officer, Mr. Joe Kircher, Vice President and Chief Operating Officer, and Mr. Joe Chan, Chief Financial Officer, are the only “Named Executive Officers” of the Corporation for the purposes of the following disclosure. The compensation paid to the Named Executive Officers during the Corporation’s three most recently completed financial years is as set out below:

Summary Compensation Table

NAMED EXECUTIVE OFFICER Name and Principal Position	For Fiscal Year Ended June 30,	Annual Compensation			Long Term Compensation			All Other Compensation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen -sation ($)	Securities Under Options/ SARs Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)
Giulio T. Bonifacio, Presignt and CEO	2007 2006 2005	68,490 Nil Nil	Nil Nil Nil	Nil Nil Nil	712,000 Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil
Joe Kircher, Vice Presignt and COO	2007 2006 2005	207,171 Nil Nil	Nil Nil Nil	Nil Nil Nil	703,000 Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil

NAMED EXECUTIVE OFFICER Name and Principal Position	For Fiscal Year Ended June 30,	Annual Compensation			Long Term Compensation			All Other Compensation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen -sation ($)	Securities Under Options/ SARs Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)
Joe Chan, Chief Financial Officer	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	50,000 Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil

Notes:

(1)

Mr. Bonifacio was appointed President and Chief Executive Officer of the Corporation on September 29, 2006.

(2)

Mr. Kircher was appointed Vice President and Chief Operating Officer of the Corporation on September 29, 2006.

(3)

Mr. Chan was appointed Chief Financial Officer of the Corporation on September 29, 2006.

Long-Term Incentive Plan Awards

A long term incentive plan (“LTIP”) is “a plan providing compensation intended to motivate performance over a period greater than one financial year” and does not include option or stock appreciation rights (“SARs”) plans or plans for compensation through shares or units that are subject to restrictions on resale. The Corporation did not award any LTIPs to any Named Executive Officers during the most recently completed financial year ended June 30, 2007.

Stock Appreciation Rights

A stock appreciation right (“SAR”) is a right granted as compensation for employment services or office to receive a payment of cash or an issue or transfer of shares based wholly or in part on changes in the trading price of the Corporation’s Common Shares. No SARs were granted to, or exercised by, any Named Executive Officers during the most recently completed financial year ended June 30, 2007.

Options to Purchase Securities

The following table sets out all options granted to the Named Executive Officers during the most recently completed financial year ended June 30, 2007.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

Name	Number of Securities Under Options Granted (#)	% of Total Options Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Expiration Date
Giulio T. Bonifacio, President and CEO	712,000 '	23%	$1.00	$1.00	August 15, 2011
Joe Kircher, Vice President and COO	703,000 '	23%	$1.00	$1.00	August 15, 2011
Joe Chan, Chief Financial Officer	50,000 '	2%	$1.00	$1.00	August 15, 2011

The following table sets out the aggregate options exercised by the Named Executive Officers during the most recently completed financial year ended June 30, 2007 and the aggregate financial year-end value of unexercised options.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
FINANCIAL YEAR AND FINANCIAL YEAR END OPTION/SAR VALUES

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized on the Date of Exercise ($)	Unexercised Options at Year End (#) Exercisable/ Unexercisable	Value of Unexercised in the Money Options at Year End(1) ($) Exercisable/ Unexercisable
Giulio T. Bonifacio, President and CEO	Nil	Nil	712,000/Nil	1,032,400/Nil
Joe Kircher, Vice President and COO (2)	Nil	Nil	703,000/Nil	1,019,350/Nil
Joe Chan, Chief Financial Officer	Nil	Nil	50,000/Nil	72,500/Nil

Note:

(1)

In the money Options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price. The closing market price of the Corporation’s common shares on the TSX-V as at June 30, 2007 (i.e. fiscal year end) was $2.45.

Pension Plans

The Corporation does not have a pension plan for directors or officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

The Corporation entered into employment agreements with Giulio T. Bonifacio and Joe Kircher on May 1, 2007, the following summary of which is qualified in its entirety by reference to the full text of each such agreement. The Corporation agreed to pay Mr. Bonifacio a base annual salary currently at CDN$225,000, benefits and bonus, and agreed to pay Mr. Kircher a base salary currently at US$180,000 and bonus. Each year during the term of the agreements, the Board shall determine a bonus amount that is considered appropriate, the amount of such bonus to be based on achievements necessary for the growth and development of the Corporation. In the event of termination without cause, or any change in the effective control of the Corporation that occurs, the Corporation must pay each of Mr. Bonifacio and Mr. Kircher an amount equal to three years’ salary.

Composition of the Compensation Committee and Report on Executive Compensation

The Corporation currently does not have a Compensation Committee as those functions are currently performed by the Board. The Board is responsible for establishing management compensation based on evaluation of management performance. It is the responsibility of the Board to ensure management compensation is competitive to enable the Corporation to continue to attract talented individuals. The Chief Executive Officer meets with the Board annually to receive their recommendations. All final decisions require Board approval.

It is the policy of the Corporation to compensate its management, including the Chief Executive Officer, for performance using three forms of remuneration: base salary, cash bonus and stock option grants. Base salary is determined largely by reference to market conditions, following a review of comparable compensation packages for the position, together with an assessment of the responsibility and experience required for the position to ensure that it reflects the contribution expected from each member of management. Annual incentive cash and stock option awards will provide the opportunity for cash compensation and enhanced share value based upon exceptional individual and departmental performance, and the overall success of the Corporation in any given year. Information regarding comparable salaries and overall compensation is derived from the knowledge and experience of the members of the Board and from certain public information.

Compensation of Directors

There are no arrangements under which directors were compensated by the Corporation and its subsidiaries during the most recently completed financial year for their services in their capacity as directors or consultants other than through the granting of stock options. Members of the Board have received incentive stock options and may receive options in the future from time to time in accordance with policies of the TSX and the Corporation’s Stock Option Plan.

The following table sets out all options granted to the Directors of the Corporation who are not Named Executive Officers during the most recently completed financial year ended June 30, 2007.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

Name	Number of Securities Under Options Granted (#)	% of Total Options Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Expiration Date
Directors (2)	754,000	25%	$1.00	$1.00	August 15, 2011
Directors (1)	250,000	8%	$1.50	$1.45	December 19, 2011
Directors (1)	35,000	1%	$2.60	$2.60	May 3, 2012

The following table sets out the aggregate options exercised by the Directors of the Corporation who are not Named Executive Officers during the most recently completed financial year ended June 30, 2007 and the aggregate financial year-end value of unexercised options.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
FINANCIAL YEAR AND FINANCIAL YEAR END OPTION/SAR VALUES

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized on the Date of Exercise ($)	Unexercised Options at Year End (#) Exercisable/ Unexercisable	Value of Unexercised in the Money Options at Year End(1) ($) Exercisable/ Unexercisable
Directors	Nil	Nil	1,039,000/Nil	1,330,800/Nil

Note:

(1)

In the money Options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price. The closing market price of the Corporation’s common shares on the TSX-V as at June 30, 2007 (i.e. fiscal year end) was $2.45.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

The only equity compensation plan which the Corporation has in place is the stock option plan (the “Plan”) which was previously approved by shareholders on November 3, 2006. The Plan has been established to provide incentive to qualified parties to increase their proprietary interest in the Corporation and thereby encourage their continuing association with the Corporation. The Plan is administered by the directors of the Corporation. The Plan provides that options will be issued to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation. The Plan provides that the number of Common Shares issuable under the Plan, together with all of the Corporation's other previously established or proposed share compensation arrangements, may not exceed 10% of the total number of issued and outstanding Common Shares. All options expire on a date not later than five years after the date of grant of such option.

Subject to the approval of the shareholders of the Corporation and the approval of The Toronto Stock Exchange (“TSX”), the Board has approved a new stock option plan which complies with the rules and policies of the TSX. See “Particulars of Other Matters to be Acted Upon – New Stock Option Plan” for details of the new stock option plan.

The following table sets out equity compensation plan information as at the end of the financial year ended June 30, 2007:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders – on November 3, 2006 (the Plan)	3,059,000	$1.12	496,313(1)
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	3,059,000	$1.12	496,313

Note:

(1)

Based on 10% of the issued and outstanding Common Shares of the Corporation at the most recently completed year ended June 30, 2007 less the Common Shares from Column (a).

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Corporation were indebted to the Corporation as of the end most recently completed financial year or as at the date hereof.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Corporation, no informed person (including a director, officer or holder of 10% or more of the Common Shares) or nominee for election as a director of the Corporation or any associate or affiliate of any informed person or proposed director had any interest in any transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries during the financial year ended June 30, 2007, or has any interest in any material transaction in the current year other than as set out herein.

APPOINTMENT OF AUDITOR

Manning Elliott, Chartered Accountants, Vancouver, British Columbia, will be nominated at the Meeting for appointment as auditor of the Corporation at a remuneration to be fixed by the directors in place of Davidson & Company LLP. The Board resolved on December 5, 2006 that Davidson & Company LLP, Chartered Accountants, not be proposed for reappointment as the auditor of the Corporation at the Meeting.

There have been no reportable disagreements between the Corporation and Davidson & Company LLP and no qualified opinions or denials of opinions by Davidson & Company LLP for the purposes of National Instrument 51-102. A copy of the Corporation’s Reporting Package with respect to the termination of Davidson &

Company LLP and proposed appointment of Manning Elliott as auditor of the Corporation (including the Notice of Change of Auditor, a letter from Davidson & Company LLP and a letter from Manning Elliott) is attached as Appendix “A” to this Information Circular.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

Multilateral Instrument 52-110 of the Canadian Securities Administrators (“MI52-110”) requires the Corporation to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following:

The Audit Committee’s Charter

The audit committee has a charter. A copy of the audit committee charter is attached as Appendix “B” hereto.

Composition of the Audit Committee

The members of the audit committee are Brian Kirwin, Damien Reynolds and Foster Wilson, all of whom are independent. All members are considered to be financially literate.

Relevant Education and Experience

Mr. Kirwin is an accomplished mining executive and explorationist at both senior and junior mining companies having held leadership positions. Mr. Kirwin has over 20+ years of experience evaluating deposits, mines and risk worldwide and is currently President and CEO of a mining company listed on the TSX. Mr. Kirwin has held numerous directorships and executive level positions within the resource sector over the past 20 years.

Mr. Reynolds has been involved in the junior resource sector for over twenty years. He has gained industry knowledge through founding, investing in and serving on the Boards of a number of public exploration companies. Mr. Reynolds has an impressive track record with projects of merit around the world and also for his ability to raise capital for junior companies.

Mr. Wilson is an accomplished mining executive and professional geologist with over 25 years experience in exploration and development projects ranging from reconnaissance to development drilling, ore reserve estimation and feasibility studies. Mr. Wilson has worked for numerous public resource companies and held directorships within the resource sector. Mr. Wilson is currently the President and CEO of a publically traded uranium company.

As a result of their respective business experience, each member of the audit committee (i) has an understanding of the accounting principles used by the Corporation to prepare its financial statements, (ii) has the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves, (iii) has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more individuals engaged in such activities, and (iv) has an understanding of internal controls and procedures for financial reporting.

Audit Committee Oversight

The audit committee has not made any recommendations to the board of directors to nominate or compensate any external auditor.

Reliance on Certain Exemptions

The Corporation’s auditors have not provided any material non-audited services.

Pre-Approval Policies and Procedures

The audit committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

The audit committee has reviewed the nature and amount of the non-audited services provided by Manning Elliott to the Corporation to ensure auditor independence. Fees incurred with Manning Elliott and Davidson & Company LLP for audit and non-audit services in the last two fiscal years for audit fees are outlined in the following table.

Nature of Services	Fees Paid to Auditor in Year Ended June 30, 2007	Fees Paid to Auditor in Year Ended June 30, 2006
Audit Fees(1)	15,000	$7,500
Audit-Related Fees(2)	13,180	$21,565
Tax Fees(3)	Nil	Nil
All Other Fees(4)	Nil	Nil
Total	28,180	$29,065

Notes:

(1)

“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Corporation’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)

“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)

“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4)

“All Other Fees” include all other non-audit services.

CORPORATE GOVERNANCE

General

Effective June 30, 2005, National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58- The Board believes that good corporate governance improves corporate performance and benefits all shareholders. The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-101”) and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) were adopted in each of the provinces and territories of Canada. NI 58-101 requires issuers to disclose the corporate governance practices that they have adopted. NP 58-201 provides guidance on corporate governance practices.

Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Corporation. In addition, the CSA have implemented National Instrument 58-101 Disclosure of Corporate Governance Practices, which prescribes certain disclosure by the Corporation of its corporate governance practices. This section sets out the Corporation’s approach to corporate governance and addresses the Corporation’s compliance with NI 58-101.

Board of Directors

Directors are considered to be independent if they have no direct or indirect material relationship with the Corporation. A “material relationship” is a relationship which could, in the view of the Corporation’s Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The independent members of the Board are Brian Kirwin, Damien Reynolds and Foster Wilson. Mr. Kirwin is considered to be an independent director of the Corporation as he is the Non-Executive Chairman of the Corporation on a part-time basis. Messrs. Bonifacio and Kircher are both officers of the Corporation and are therefore considered non-independent directors. Mr. Giuffre is a non-independent director as he is a partner in a firm that provides legal services to the Corporation and receives compensation for such legal services provided.

Directorships

Certain directors are presently a director of one or more other reporting issuers, as follows:

Name of Director	Corporation
Giulio Bonifacio	American Bonanza Gold Corp. Earthworks Industries Inc. Mesa Uranium Corp.
Joseph Giuffre	Mesa Uranium Corp. Stage Capital Inc.
Brian Kirwin	American Bonanza Gold Corp. Mesa Uranium Corp.
Damien Reynolds

AMI Resources Inc.

Bayswater Uranium Corp. (Bayswater Ventures)

Buffalo Gold Ltd.

Centrasia Mining Corp.

Cue Capital Corp. CMYK Capital Inc.

Fortress Base Metals (Aumega Discoveries)

ISX Resources Inc.

Longview Capital Partners (Longview Strategies)

Macarthur Minerals Ltd.

Oriental Minerals

Pacific Coast Nickel Corp. (Fargo Capital Corp)

Pencari Mining Corp.

Vostok Minerals Inc. (RJZ Mining Corporation)

Salmon River Resources Ltd.

Sunrise Minerals

Stonepoint Global Brands Inc.

Waratah Coal (Eaglestar Ventures)

Wind River Resources Ltd.

Foster Wilson	Mesa Uranium Corp.

There were two meetings of the Board during the year ended June 30, 2007. Directors’ attendance was as follows:

Directors	Meetings Attended
Giulio Bonifacio	2
Joseph Giuffre(1)	1
Brian Kirwin	2
Joe Kircher	2
Damien Reynolds(2)	1
Foster Wilson	2

Notes:

(1)

Mr. Giuffre was elected as Director of the Corporation on November 3, 2006;

(2)

Mr. Reynolds was appointed as Director of the Corporation on December 20, 2006.

Additional resolutions were passed during the year ended June 30, 2007 by telephone Board Meetings and by way of Director’s Resolutions and consented to in writing.

Board Mandate

The Board manages and supervises the management of the affairs and business of the Corporation pursuant to the powers vested by the Business Corporations Act (British Columbia), the Articles of the Corporation and all other statutory and legal requirements generally applicable to the directors of a business corporation that is also a “reporting issuer” under applicable securities legislation. Management is responsible for the day-to-day operation of the business and affairs of the Corporation. The Board does not have a written mandate however the responsibilities of the Directors are as follows:

(a)

Oversee Management of the Corporation. The principal responsibilities of the directors are to oversee the management of the Corporation and, in so doing, serve the best interests of the Corporation on behalf of its shareholders. These responsibilities require that the directors attend to the following:

·

review and approve on a regular basis, and as the need arises, fundamental operating, financial, and other strategic corporate plans which take into account, among other things, the opportunities and risks of the business;

·

evaluate the performance of the Corporation, including the appropriate use of corporate resources;

·

evaluate the performance of, and oversee the progress and development of, senior management and take appropriate action, such as promotion, change in responsibility and termination;

·

implement senior management succession plans;

·

evaluate the Corporation’s compensation programs;

·

establish a corporate environment that promotes timely and effective disclosure (including appropriate controls, procedures and incentives), fiscal accountability, high ethical standards and compliance with applicable laws and industry and community standards;

·

evaluate the Corporation’s systems to identify and manage the risks faced by the Corporation;

·

review and decide upon material transactions and commitments;

·

develop a corporate governance structure that allows and encourages the Board to fulfill its responsibilities;

·

provide assistance to the Corporation’s senior management, including guidance on those matters that require Board involvement; and

·

evaluate the overall effectiveness of the Board and its committees.

(b)

Exercise Business Judgment. In discharging their fiduciary duties of care, loyalty and candor, directors are expected to exercise their business judgment to act in what they reasonably and honestly believe to be the best interests of the Corporation and its shareholders free from personal interests. In discharging their duties, when appropriate, the directors normally are entitled to rely on the Corporation’s senior executives and its outside advisors, auditors and legal counsel but also should consider second opinions where circumstances warrant.

(c)

Understand the Corporation and its Business. Directors are expected to become and remain informed about the Corporation and its business, properties, risks and prospects.

(d)

Establish Effective Systems. Directors are responsible for determining that effective systems are in place for the periodic and timely reporting to the Board on important matters concerning the Corporation. Directors should also provide for periodic reviews of the integrity of the Corporation’s internal controls and management information systems.

(e)

Protect Confidentiality and Proprietary Information. Directors are responsible for establishing policies that are intended to protect the Corporation’s confidential and proprietary information from unauthorized or inappropriate disclosure. Likewise, all discussions and proceedings of the Board of Directors must be treated as strictly confidential and privileged to preserve open discussions between directors and to protect the confidentiality of Board discussions.

(f)

Board, Committee and Shareholder Meetings. Directors are responsible for attending Board meetings and meetings of committees on which they serve. They must devote the time needed, and meet as frequently as necessary, to properly discharge their responsibilities.

Position Descriptions

The Board has not developed a written position on either the Chair or CEO of the Corporation. The Board believes that the roles and responsibilities have been appropriately communicated through Board meetings and informal communications amongst the Board and Management.

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on the Corporation’s properties, business, technology and industry and on the responsibilities of directors.

Board meetings may also include presentations by the Corporation’s management and employees to give the directors additional insight into the Corporation’s business.

Ethical Business Conduct

The Board does not currently have a written code of ethics. The Board has found that the fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Corporation.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole. However, if there is a change in the number of directors required by the Corporation, this policy will be reviewed.

Compensation

The Corporation will conduct an annual review of the compensation of the Corporation’s directors and make recommendations to the Board. The Board determines compensation for the directors and CEO.

Other Board Committees

The Board has no other committees other than the audit committee.

Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees. The Board does not consider that formal assessments would be useful at this stage of the Corporation’s development. The Board conducts informal annual assessments of the Board’s effectiveness, the individual directors and the audit committee. As part of the assessments, the Board or the audit committee may review its mandate and conduct reviews of applicable corporate policies.

MANAGEMENT CONTRACTS

There are no management functions of the Corporation, which are to any substantial degree performed by a person or Corporation other than the directors or senior officers of the Corporation.

PARTICULARS OF MATTERS TO BE ACTED UPON

New Stock Option Plan

The Corporation has graduated from the TSX Venture Exchange to the TSX and the common shares of the Corporation commenced trading on the TSX on August 16, 2007. As a result of the Corporation graduating to the TSX, the Corporation’s stock option plan (the “Plan”) needs to be amended to comply with the policies of the TSX. Accordingly, the Board determined to create a new stock option plan (the “New Plan”) to replace the Plan, which conforms to the policies of the TSX.

The Board has approved the New Plan, which will be effective upon receipt of shareholder approval of the Plan and the final approval from the TSX. All 3,605,000 currently outstanding options granted under the existing Plan (representing 9.97% of the issued and outstanding common shares of the Corporation) will be merged under the New Plan and will be deemed to be outstanding under the New Plan.

The New Plan will be administered by the Board or a committee of the Board duly authorized for this purpose by the Board and consisting of not less than three directors. The following is a summary of the terms of the New Plan:

1.

Any director, officer, employee (whether part-time or full-time) or consultant of the Corporation or any of its subsidiaries (each being an “Eligible Person”) is eligible to receive stock options under the New Plan.

2.

The number of shares available for purchase pursuant to stock options granted under the New Plan will not exceed 10% of the number of Common Shares which are issued and outstanding (the “Outstanding Issue”) on the particular date of grant.

3.

In accordance with the New Plan, the Board may, at any time, without further approval by the shareholders of the Corporation, amend the New Plan or any stock option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to:

(a)

amend typographical, clerical and grammatical errors;

(b)

reflect changes to applicable securities laws;

(c)

include the addition of a cashless exercise feature, payable in cash or securities;

(d)

ensure that the stock options granted under the New Plan will comply with any provisions respecting the income tax and other laws in force in any country or jurisdiction of which an Eligible Person to whom a stock option has been granted may from time to time be resident or a citizen;

(e)

reduce the exercise price or extend the term of a stock option for an optionee who is not an insider;

(f)

shorten the term of options; and

(g)

cancel options; and

(h)

terminate the New Plan.

4.

The exercise price of each stock option shall be not less than the volume weighted average trading price of the Common Shares, calculated by dividing the total value by the total volume of Common Shares traded on the TSX for the five trading days immediately preceding the date of grant.

5.

The stock options are non-assignable and may be exercised for a period not to exceed 10 years, such period and any vesting schedule to be determined by the Board.

6.

Stock options held by an optionee that ceases to be an Eligible Person for any reason other than death, will cease to be exercisable at 4:30 p.m. (Vancouver time) on or before the earlier of the expiry date of the stock options and the termination date of such optionee. If any portion of a stock option is not vested by such date, that portion of the stock option may not under any circumstances be exercised by the optionee.

7.

If an optionee dies while an Eligible Person, the personal representative of the optionee may exercise the optionee’s stock options on or before the earlier of the expiry date or twelve months after the date of the optionee’s death, but only to the extent the stock options were by their terms exercisable on the date of death.

8.

The number of Common Shares subject to stock options granted to any one optionee shall be determined by the Board subject to: (a) the number of Common Shares issuable to insiders of the Corporation, at any time, under all share compensation arrangements, not exceeding 10% of the Outstanding Issue; and (b) the aggregate number of Common Shares issued to insiders of the

Corporation, pursuant to the exercise of stock options granted under the New Plan and all other share compensation arrangements, in any 12 month period, not exceeding 10% of the Outstanding Issue.

9.

The New Plan contains adjustment provisions in the event of the subdivision or consolidation of the shares of the Corporation, or in the event that the Corporation is re-organized, amalgamated or merged with or consolidated into another corporation or in the event there is a change in control of the Corporation.

10.

In the event of a takeover bid for the Corporation, including a corporate combination, the New Plan provides, inter alia, that notwithstanding any vesting restriction that would otherwise apply, all outstanding stock options may be exercised in whole or in part by the optionee so as to permit the optionee to tender the shares received upon such exercise pursuant to the takeover bid.

11.

There is no financial assistance available to optionees under the New Plan.

12.

The expiry date of outstanding stock options held by optionees which may expire during a restricted trading period imposed by the Corporation in accordance with applicable securities laws (a "Blackout Period"), will be extended for a period of 10 business days commencing on the first business day after the expiry date of the Blackout Period to provide such optionees with an extension to the right to exercise such stock options.

The full text of the New Plan is available upon request from the principal office of the Corporation.

In accordance with the rules and policies of the TSX, the New Plan must be approved by the shareholders of the Corporation. The approval of shareholders of the Corporation means the affirmative vote of a majority of the votes cast at the Meeting.

Accordingly, shareholders of the Corporation will be asked at the Meeting to approve the New Plan by passing the following ordinary resolution, which requires an affirmative vote of a majority of the votes cast by shareholders at the Meeting:

“RESOLVED AS AN ORDINARY RESOLUTION that:

1.

a stock option plan of the Corporation (the “Plan”) which provides for the Corporation to grant such number of stock options as is equal to 10% of the issued and outstanding common shares of the Corporation at the date of grant and conforms to the policies of The Toronto Stock Exchange, as more particularly described in the Information Circular of the Corporation dated October 10, 2007, subject to any modifications by The Toronto Stock Exchange, be and is hereby adopted as the Plan of the Corporation;

2.

the Plan replaces the Corporation’s existing stock option plan (the “Existing Plan”) and all 3,605,000 currently outstanding stock options granted under the Existing Plan (representing 9.97% of the issued and outstanding common shares of the Corporation) be and are hereby merged under the Plan and are deemed to be outstanding under the Plan;

3.

the Corporation be authorized to abandon or terminate all or any part of the Plan if the Board of Directors of the Corporation deems it appropriate and in the best interests of the Corporation to do so, subject to the approval of The Toronto Stock Exchange; and

4.

any one or more of the directors and officers of the Corporation be authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Corporation or otherwise, all such documents and other writings as may be required to give effect to the true intent of these resolutions.”

The directors of the Corporation consider the New Plan to be in the best interests of the Corporation and recommend that shareholders vote FOR the foregoing resolution.

An ordinary resolution requires the approval of a simple majority (greater than 50%) of the votes cast by those shareholders of the Corporation who, being entitled to do so, vote in person or by proxy at a general meeting of the Corporation.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is included in the Corporation’s Annual Report for the year ended June 30, 2007, which includes the Corporation’s audited financial statements for the years ended June 30, 2006 and 2007 and the accompanying auditor’s report and management’s discussion and analysis. Copies of the Annual Report and the relevant portion of any documents incorporated by reference in the Annual Report, and copies of the Corporation’s most current interim financial statements and management’s discussion and analysis, as well as additional copies of this Information Circular, may be obtained from Sedar at www.sedar.com and upon request from the Corporation’s Secretary at Suite 305, 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2, telephone number: 604-683-8992 or fax number 604-681-0122.

DATED at Vancouver, British Columbia, October 10, 2007

BY ORDER OF THE BOARD OF DIRECTORS

 “Giulio T. Bonifacio”

President, CEO and Director

APPENDIX “A”

NOTICE OF CHANGE OF AUDITOR

TO:

Davidson & Company LLP, Chartered Accountants

Manning Elliott, Chartered Accountants

British Columbia Securities Commission

Alberta Securities Commission

Nevada Copper Corp. (the “Corporation”), in accordance with National Instrument 51-102 (“NI 51-102”), hereby notifies you of the following:

(a)

Davidson & Company LLP was asked to resign as auditor of the Corporation to facilitate the appointment of Manning Elliott, a firm of chartered accountants;

(b)

Davidson & Company LLP has not expressed any reservation in its reports for the two most recently completed fiscal years of the Corporation, nor for the period from the most recently completed period for which Davidson & Company LLP issued an audit report in respect of the Corporation and the date of this Notice;

(c)

The resignation of Davidson & Company LLP and appointment of Manning Elliott as auditor of the Corporation were considered by the Audit Committee and the Board of Directors of the Corporation; and

(d)

In the opinion of the Board of Directors of the Corporation, no “reportable event” as defined in NI 51-102 has occurred in connection with the audits of the two most recently completed fiscal years of the Corporation, nor any period from the most recently completed period for which Davidson & Company LLP issued an audit report in respect of the Corporation and the date of this Notice.

Dated this 5th day of December, 2006

NEVADA COPPER CORP.

“Giulio T. Bonifacio ”

Per:

Giulio T. Bonifacio

President & Chief Executive Officer

December 6, 2006

British Columbia Securities Commission

PO Box 10142, Pacific Centre

12th Floor, 701 West Georgia Street

Vancouver, BC

V7Y 1L2

Alberta Securities Commission

4th Floor, 300 - 5th Avenue S.W.

Calgary, AB

T2P 3C4

Dear Sirs:

Re:

Nevada Copper Corp. (formerly "Astron Resources Corporation")

(the "Company") Notice Pursuant to NI 51 — 102 of Change of Auditor

In accordance with National Instrument 51-102, we have read the Company's Change of Auditor Notice dated December 5, 2006 and agree with the information contained therein, based upon our knowledge of the information at this date.

Should you require clarification or further information, please do not hesitate to contact the writer.

Yours very truly,

DAVIDSON & COMPANY, LLP

Chartered Accountants

cc: TSX Venture Exchange

December 6, 2006

4th floor, 300 5th Avenue SW

Calgary, AB T2P 3C4

British Columbia Securities Commission

PO Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, BC WY 1 L2

Dear Sir or Madam:

Re: Nevada Copper Corp.

We have read the Notice of Change of Auditors of Nevada Copper Corp. dated December 5, 2006 ("Notice") delivered to us pursuant to National Instrument 51-102. We confirm that we are in agreement with the information contained in the Notice.

Yours truly,

MANNING ELLIOTT LLP

Chartered Accountants

APPENDIX “B”

NEVADA COPPER CORP.
(the “Corporation”)

AUDIT COMMITTEE CHARTER

The Audit Committee's mandate and charter can be described as follows:

1.

Each member of the Audit Committee (the “Committee”) shall be a member of the Board of Directors, in good standing, and the members of the Committee shall be independent in order to serve on this Committee.

2.

At least one of the members of the Committee shall be financially literate.

3.

Review the Committee's charter annually, reassess the adequacy of this charter, and recommend any proposed changes to the Board of Directors. Consider changes that are necessary as a result of new laws or regulations.

4.

The Committee shall meet at least four times per year, and each time the Corporation proposes to issue a press release with its quarterly or annual earnings information. These meetings may be combined with regularly scheduled meetings, or more frequently as circumstances may require. The Committee may ask members of the Corporation’s management (the “Management”) or others to attend the meetings and provide pertinent information as necessary.

5.

Conduct executive sessions with the outside auditors, outside counsel, and anyone else as desired by the Committee.

6.

The Committee shall be authorized to hire outside counsel or other consultants as necessary (this may take place any time during the year).

7.

Approve any non-audit services provided by the independent auditors, including tax services. Review and evaluate the performance of the independent auditors and review with the full Board of Directors any proposed discharge of the independent auditors.

8.

Review with the Management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor.

9.

Consider, with the Management, the rationale for employing accounting firms rather than the principal independent auditors.

10.

Inquire of the Management and the independent auditors about significant risks or exposures facing the Corporation; assess the steps the Management has taken or proposes to take to minimize such risks to the Corporation; and periodically review compliance with such steps.

11.

Review with the independent auditor, the audit scope and plan of the independent auditors. Address the coordination of the audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.

Inquire regarding the "quality of earnings" of the Corporation from a subjective as well as an objective standpoint.

13.

Review with the independent accountants: (a) the adequacy of the Corporation's internal controls including computerized information systems controls and security; and (b) any related significant findings and recommendations of the independent auditors together with the Management's responses thereto.

14.

Review with the Management and the independent auditor the effect of any regulatory and accounting initiatives, as well as off-balance-sheet structures, if any.

15.

Review with the Management, the independent auditors annual financial report before it is filed with the regulatory authorities.

16.

Review with the independent auditor that performs an audit: (a) all critical accounting policies and practices used by the Corporation; and (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Management, the ramifications of each alternative and the treatment preferred by the Corporation.

17.

Review all material written communications between the independent auditors and the Management.

18.

Review with the Management and the independent auditors: (a) the Corporation's annual financial statements and related footnotes; (b) the independent auditors' audit of the financial statements and their report thereon; (c) the independent auditor's judgments about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting; (d) any significant changes required in the independent auditors' audit plan; and (e) any serious difficulties or disputes with the Management encountered during the audit.

19.

Periodically review the Corporation's code of conduct to ensure that it is adequate and up-to-date.

20.

Review the procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters that may be submitted by any party internal or external to the organization. Review any complaints that might have been received, current status, and resolution if one has been reached.

21.

Review procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting or auditing matters. Review any submissions that have been received, the current status, and resolution if one has been reached.

22.

The Committee will perform such other functions as assigned by law, the British Columbia Business Corporations Act, the Corporation's by-laws, articles, or the Board of Directors.